CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of this 11th day of December 2017 between Mercari Communications Group, Ltd., a Colorado corporation (the “Company”), and Wanli Liu (the “Consultant”).

Preliminary Statement

Consultant has performed consulting services for Chengdu AiXin Zhonghong Biological Technology Co., Ltd., a Chinese company (“AiXin Zhonghong”), and assisted the Company in connection with its acquisition of AiXin Zhonghong (collectively, the “Services”).

The Company desires to issue to the Consultant, and the Consultant is willing to accept from the Company, 15,074,695 restricted shares of the common stock of the Company (the “Shares”), in consideration for the Services, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

1. ISSUANCE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby issues to the Consultant, and Consultant hereby accepts, the Shares, in payment for the Services.

2. DELIVERIES. The Company has instructed its transfer agent to issue a certificate evidencing the Shares registered in the name of the Consultant or its nominee.

3. REPRESENTATIONS OF COMPANY. The Company hereby represents and warrants to the Consultant as follows:

3.01 Organization. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company has made available to the Consultant or there is included on the Securities and Exchange Commission’s website (“EDGAR”) complete and correct copies of the articles of incorporation and bylaws of the Company, each as in effect on the date hereof (together, the “Company Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company Charter Documents. The Company has taken all action required by law, its Charter Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Charter Documents, or otherwise to consummate the transactions contemplated hereby.

3.02 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the issuance of the Shares to the Consultant pursuant to this Agreement.

3.03 Valid Obligation. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.04 No Conflict With Other Instruments. The execution of this Agreement and the issuance of the Shares to the Consultant contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

3.05 SEC Filings; Financial Statements.

(a) The Company has made available to the Consultant a correct and complete copy, or there has been available on EDGAR, copies, of each report, registration statement and definitive proxy and information statement filed by the Company with the U.S. Securities and exchange Commission (the “SEC”) since June 1, 2016 (the “SEC Reports”). As of their respective dates, the SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Included in the SEC Reports are the audited balance sheets of the Company as of May 31, 2017 and 2016 and the related audited statements of operations, stockholders’ equity and cash flows for the years ended May 31, 2017 and 2016, together with the notes to such statements and the opinion of its independent certified public accountant thereon, and the unaudited balance sheet of the Company as of August 31, 2017 and the related unaudited statements of operations and cash flows for nine and three month periods ended August 31, 2017 and 2016, together with the notes to such unaudited statements.

(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole (“Material Adverse Effect”).

4. REPRESENTATIONS OF CONSULTANT. The Consultant hereby represents and warrants to the Company as follows:

4.01 Power and Capacity; Binding Effect. The Consultant has the legal power and capacity to execute and deliver this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Consultant, enforceable against the Consultant in accordance with the terms hereof.

4.02 No Conflicts. The execution and delivery of this Agreement by the Consultant: (a) does not require the consent of any third party or governmental entity under any laws; (b) does not violate any laws applicable to the Consultant and (c) does not violate or breach any contractual obligation to which the Consultant is a party.

4.03 Acquisition of Shares Exempt from Registration.

(a) The Consultant understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of the Securities Act under Regulation S promulgated under the Securities Act (“Regulation S”), based upon the representations and warranties of the Consultant as set forth below that the Consultant is not a “U.S. Person,” as defined in Rule 902(k) of Regulation S and that the issuance and sale of the Shares occurred in an “off-shore transaction,” as defined in Rule 902 (h) of Regulation S, and that the Company is relying upon the truth and accuracy of the representations, warranties, acknowledgments and understandings of the Consultant set forth herein in order to determine the applicability of such exemptions and the suitability of the Consultant to acquire the Shares. In this regard, the Consultant represents, warrants and agrees that he is not a “U.S. Person” as defined in Rule 902(k) of Regulation S and understands that the Shares are not registered under the Securities Act and that the issuance thereof to Consultant is intended to be exempt from registration under the Securities Act pursuant to Regulation S. The Consultant has no intention of becoming a U.S. Person, and at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Consultant was outside of the United States.

The Consultant understands and acknowledges that the certificate representing the Shares will be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b) The Consultant acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(c) The Consultant acknowledges that Consultant has carefully reviewed such information as Consultant has deemed necessary to evaluate an investment in the Company and its securities. To the full satisfaction of Consultant, the Consultant has been furnished all materials that he has requested relating to the Company and the issuance of the Shares hereunder, and Consultant has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Consultant. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Consultant has relied in accepting the Shares in consideration for the Services.

(d) The Consultant understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares may have to be held indefinitely. The Consultant further acknowledges that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, the Company’s compliance with the reporting requirements under the Exchange Act).

4.04 Additional Legends; Consent. The Consultant consents to the Company making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer of the Shares.

5. MISCELLANEOUS.

(a) This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements with respect thereto, whether written or oral.

(b) Survival. The representations and warranties of the respective parties shall survive the purchase and sale of the Shares contemplated hereby for a period of one year.

(c) This Agreement shall be governed by and construed in accordance with the laws of the Peoples’ Republic of China.

(d) This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute but one Agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date of first written above.

MERCARI COMMUNICATIONS GROUP, LTD.:

By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer

CONSULTANT:

/s/Wanli Liu
Wanli Liu